Exhibit 10.13

FIRST AMENDMENT TO LEASE AGREEMENT

Property Address:  550-3 Eccles Avenue

South San Francisco, California

This First Amendment to Lease Agreement (this “Amendment”), dated for reference purposes January 13, 2017,  is incorporated into and made a part of that certain Net Commercial Lease agreement (“Lease Agreement”) dated January 7, 2017 between 546 Eccles Avenue, a California limited partnership (“Lessor”) and Audentes Therapeutics, Inc., a Delaware corporation (“Lessee”) for that certain real estate known and described as 550-3 Eccles Avenue, in the City of South San Francisco, County of San Mateo, State of California (the “Property”).

In the event of any conflict between the terms of the Lease Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

RECITALS

WHEREAS, on or about January 7, 2017 Lessor and Lessee entered into the written Lease Agreement.

WHEREAS, after the execution of the Lease Agreement the parties noted that a scrivener’s error had occurred in the preparation of the Lease Agreement in regard to the duration of the Term of the Lease and timing of the payment of monthly Base Monthly Rent.

WHEREAS, the parties wish to amend the Lease Agreement to accurately reflect the duration of the Term and Base Rent schedule;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Lease Agreement as follows:

AMENDMENT TO LEASE AGREEMENT

1. Defined Terms:  All defined terms as used in this Amendment shall have the same meanings as set forth in the Lease Agreement, unless otherwise set forth expressly herein.

2. Effective Date of Amendment:  Upon the mutual execution and delivery of this First Amendment.

3. Term.  The first sentence of Paragraph 2 A. is stricken and replaced with the following:

2. Term.

A.  The term of this Lease shall begin on May 1, 2017 (“Lease Commencement Date”), and shall end, unless sooner terminated as hereinafter provided, on April 30, 2020.

4. Rent and General Provisions Regarding Payments.  Paragraph 3 A. of the Lease is stricken in its entirety and replace with the following:

Rent and General Provisions Regarding Payments.

A. Lessee shall pay the following rent (“Base Monthly Rent”) to Lessor in advance no later than the first day of each month during the term of this Lease, for the rental of the Premises:

May 1, 2017 – April 30, 2018	$11,332.50 per month
May 1, 2018 – April 30, 2019	$11,672.48 per month
May 1, 2019 – April 30, 2020	$12,022.65 per month

Lease Amendment

Rev.

5. Counterparts.  This Amendment may be executed in counterparts, each of which, when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument. The parties agree that if the signature of any party to this Amendment is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

6. Affirmation:  Except to the extent modified herein, all terms and conditions of the Lease Agreement shall remain unchanged.

LESSOR:		LESSEE:

546 Eccles Avenue, a California limited partnership		Audentes Therapeutics, Inc., a Delaware corporation

By:	/s/ John C. Nickel	By:	/s/ Matthew Patterson
Name Printed: John C. Nickel		Name Printed: Matthew Patterson
Title: General Partner		Title: President, CEO

Date:	January 31, 2017	Date:	January 13, 2017

Lease Amendment

Rev.